                                                                   Exhibit 10.31

                          CONSULTING SERVICES AGREEMENT
                          -----------------------------

     This agreement made and entered into and effective as of the 1st day of January 2002, by and among John A. Urquhart, whose address is 111 Beach Road, Fairfield, Connecticut 06430, hereinafter called "Consultant" and Catalytica Energy Systems Inc, located at 430 Ferguson Drive, Mountain View, California, 94043:

                                   WITNESETH:
                                   ---------

     WHEREAS, Catalytica Energy Systems Inc. (collectively referred to herein as the "Clients", are desirous of retaining Consultant on the terms and conditions, and for the consideration hereinafter set forth; and

     WHEREAS, Consultant is desirous of providing consulting services to the Clients on such terms and conditions and for such consideration;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

     (1)  Term: This agreement will commence on January 1, 2002 and shall extend
          ----
          through December 31, 2002 (the "Term"). The Term of this Agreement may be extended by the written agreement of the parties.

     (2)  Position and Services:
          ---------------------

          A. When requested by the Clients, Consultant will consult with senior officers of the Clients regarding the development and implementation of an integrated strategic business plan and regarding such other matters concerning the Clients' business and operations as they may request from time to time during the term of this Agreement.

               The services to be provided by Consultant pursuant to paragraph A of this Agreement are personal to Consultant and may not be assigned By Consultant.

     (3)  Compensation and Benefits:
          -------------------------

          A. During the Term of this Agreement, Consultant shall be paid a fee of Twenty Five Thousand Dollars ($25,000.) to be paid on a quarterly basis at $6250.00 per quarter (i.e.; March, June, September, December.

          B. Company shall pay Consultant for all reasonable travel and transportation expenses, actually incurred by Consultant in performance of services requested by the Clients under this Agreement, as authorized and approved in writing by the Chairman or the President of the Company.

     (4)  Confidentiality of Clients' Business: Consultant acknowledges that
          ------------------------------------
          Clients' business is highly competitive and that Clients' books, records and documents, Clients' technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning Clients' customers and business affiliates, all comprise confidential business information and trade secrets of the Clients which are valuable, special, and unique proprietary assets of the Clients. Consultant further acknowledges that protection of Clients' confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Clients in maintaining their competitive position. Accordingly, Consultant hereby agrees that consultant will not, at any time during or after the Term of this Agreement, make any unauthorized disclosure of any confidential business information or trade secrets of the Clients, or make any use thereof, except for the benefit of, and on behalf of, the Clients. However, Consultant's obligation under this Section 4 shall not extend to information which is or becomes part of the public domain or is available to the public by publication or otherwise than through the Consultant, nor to information given through testimony under oath that may be required by a court of law or pursuant to law. The provisions of this Section 4 shall survive the termination of this Agreement.

     (5)  Conflict of Interest: Consultant agrees to use Consultant's best
          --------------------
          efforts, skill and abilities so long as Consultant's services are retained hereunder to promote the best interest of the Clients and their business. As part of the consideration for the compensation to be paid to Consultant hereunder, and as an additional incentive for the Clients to enter into this Agreement, the Clients and Consultant agree to the noncompetitive provisions of this Section (5). During the Term of this Agreement, Consultant agrees that, unless prior written approval of the Chairman of Company, or other officer of Company designated by the Chairman, is obtained, Consultant will not directly or indirectly for Consultant or for others;

           (i) Conduct, advise, counsel, or otherwise assist any competitor, customer or supplier of the Clients or any affiliate which, in any manner, would have, or is likely to have, an adverse effect upon the Clients or any affiliate;

           (ii) Consult, advise, counsel, or otherwise assist any Federal or State regulatory agency on any matter or in a regulatory proceeding which, in any manner, would have, or is likely to have, an adverse effect upon the Clients or any affiliate;

          Consultant understands that the foregoing restrictions may limit Consultants ability to engage in a business similar to Clients' business during the period provided for above, but acknowledges that Consultant will receive sufficiently high remuneration and other benefits from the Clients hereunder to justify such restriction. The Clients shall be entitled to enforce the provisions of this Section (5) by resorting to appropriate legal and equitable action.

     (6)  Indemnification:
          ---------------

          A. Consultant hereby indemnifies and agrees to protect, defend, and hold harmless the Clients, their directors, officers, and employees from and against all claims, suits, demands, damages, losses, costs and expenses brought by any person firm, or corporation for (i) injuries to or the death of Consultant, or employees and agents of the Consultant, or damage to or loss of property of Consultant, or employees and agents of Consultant arising from or in connection with Consultant's performance of services under this Agreement, including the sole or contributory negligence of the Clients, and (ii) injuries to or the death of third parties, or damage to or loss of property of third parties arising from or in accordance with Consultant's gross negligence or willful misconduct.

          B. The Clients hereby indemnify and agree to protect, defend, and hold harmless Consultant, Consultant's agents and employees from and against all claims, suits, demands, damages, losses, costs and expenses brought by any person, firm, or corporation for injuries to or the death of any employees of the Clients, or damage to or loss of property of the Clients arising from Clients' negligence, including the contributory negligence of Consultant.

     (7)  Independent Contractor:
          ----------------------

          A. The parties hereto agree that the services rendered by Consultant in the fulfillment of the terms and obligations of this Agreement shall be as an independent contractor and not as an employee, and with respect thereto, Consultant is not entitled to the benefits provided by Clients to their employees including, but not limited to, group insurance and participation in Client's employee benefit and pension plans.

          B. Consultant shall be responsible for payment of all taxes including Federal, State, and local taxes arising out of Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required.

     (8)  Notices: Except as otherwise provided in this Agreement, all notices
          -------
          required or permitted by the terms hereof shall be sent by Certified Mail to following address if sent to the Clients, then to:

                         Catalytica Energy Systems, Inc.
                         430 Ferguson Drive
                         Mountain View, California, 94043

          and if sent to Consultant, to Consultant's address set forth at the beginning of this Agreement.

     (9)  Entire Agreement; Modifications: This Agreement constitutes the entire
          -------------------------------
          agreement of the parties with regard to the subject matter hereof, supercedes any and all prior agreements with respect to Consultant's engagement by Company and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to Consultant's engagement hereunder. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by any party, which is not embodied herein, and that no agreement, statement, or promise relating the engagement of Consultant hereunder, which is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each of the parties.



                                                 JOHN A. URQUHART

                                                     /s/ John A. Urquhart
                                                 -------------------------------

                                                 CATALYTICA ENERGY SYSTEMS, INC.

                                                 By: /s/ Craig N. Kitchen
                                                    ----------------------------
                                                 Name:   Craig N. Kitchen
                                                 Title:  President & CEO